EXHIBIT A

The directors and executive officers of each of the Reporting Persons is as follows:

Strategic Shipping Inc.

Name	Position	Business Address	Principal Occupation	Citizenship
Lui-Tan Kwan Siu	President, Director	c/o MTM Ship Management Pte. Ltd. 78 Shenton Way #13-02 Singapore 079120	Business Owner	Thai
Christina Tan	Vice President and Secretary, Director	M.T. Maritime Management (USA) LLC, 2960 Post Road, Southport, CT 06890	Chief Executive Officer of M.T. Maritime Management (USA) LLC	U.S.A.
Lui Yuen Leung	Treasurer, Director	c/o MTM Ship Management Pte. Ltd. 78 Shenton Way #13-02 Singapore 079120	Business Owner	Singapore
Constantine Tsoutsoplides	Chief Financial Officer	M.T. Maritime Management (USA) LLC, 2960 Post Road, Southport, CT 06890	Chief Financial Officer of M.T. Maritime Management (USA) LLC	U.S.A.

Strategic Investment LLC

Name	Position	Business Address	Principal Occupation	Citizenship
Lui-Tan Kwan Siu	President, Treasurer, and Board Manager	c/o MTM Ship Management Pte. Ltd. 78 Shenton Way, #13-02 Singapore 079120	Business Owner	Thai
Christina Tan	Secretary and Board Manager	M.T. Maritime Management (USA) LLC, 2960 Post Road, Southport, CT 06890	Chief Executive Officer of M.T. Maritime Management (USA) LLC	U.S.A.
Lui Yuen Leung	Board Manager	c/o MTM Ship Management Pte. Ltd. 78 Shenton Way #13-02 Singapore 079120	Business Owner	Singapore
Douglas P, MacShane	Board Manager	M.T. Maritime Management (USA) LLC, 2960 Post Road, Southport, CT 06890	Executive Chairman of M.T. Maritime Management (USA) LLC	U.S.A.

Pacific Star Private Trust Company Ltd.

Name	Position	Business Address	Principal Occupation	Citizenship
Lui Yuen Leung	Director	c/o MTM Ship Management Pte. Ltd. 78 Shenton Way #13-02 Singapore 079120	Business Owner	Singapore
Lui-Tan Kwan Siu	Director	c/o MTM Ship Management Pte. Ltd. 78 Shenton Way #13-02 Singapore 079120	Business Owner	Thai
Christina Tan	Director	c/o M.T. Maritime Management (USA) LLC 2960 Post Road Southport, CT 06890	Chief Executive Officer of M.T. Maritime Management (USA) LLC	U.S.A.
Douglas P. MacShane	Director	c/o M.T. Maritime Management (USA) LLC 2960 Post Road Southport, CT 06890	Executive Chairman of M.T. Maritime Management (USA) LLC	U.S.A.
Tham Keng Chuen	Director	Eastport Enterprise Pte. Ltd. 1 Maritime Square 12-20 Harbourfront Centre Singapore 099253	Business Owner	Singapore
Karen Corless	President and Director	c/o Conyers Corporate Services (Bermuda) Limited, Clarendon House, 2 Church Street, Hamilton, Pembroke, HM11 Bermuda	Attorney	Bermuda
Craig MacIntyre	Vice President and Director	c/o Conyers Corporate Services (Bermuda) Limited, Clarendon House, 2 Church Street, Hamilton, Pembroke, HM11 Bermuda	Attorney	Bermuda